Exhibit 99.1

PRESS RELEASE

Contacts
Nicole Estrin	Rick Roose
Manager of Corporate Communications & IR	WeissComm Partners, Inc.
408-215-4572	415-259-8981
nestrin@nuvelo.com	rick@weisscom.net

Lee Bendekgey
SVP and CFO
408-215-4358
lbendekgey@nuvelo.com

NUVELO ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS AND ACCOMPLISHMENTS

SUNNYVALE, Calif., November 9, 2004 /PRNewswire/ — Nuvelo, Inc. (Nasdaq: NUVO) today announced results for the quarter ended September 30, 2004.

For the three months ended September 30, 2004, Nuvelo reported a net loss of $10.9 million or $0.34 per share compared to a net loss of $10.9 million or $0.51 per share for the same period in 2003. Revenues for the third quarter of 2004 were approximately $0.7 million, compared to revenues of $0.3 million for the same period in 2003. For the nine months ended September 30, 2004 Nuvelo reported a net loss of $39.5 million or $1.30 per share, compared to a net loss of $40.8 million or $2.08 per share for the same period in 2003. Revenues for the nine months ended September 30, 2004 were $2.2 million compared to revenues of $1.9 million for the same period in 2003. The loss per share for the three and nine months ended September 30, 2004 was reduced from the same period in 2003 as a result of additional shares issued through our public offering completed in March 2004.

The reduction in net loss for the nine months ended September 30, 2004 of $1.3 million was primarily attributable to a significant decrease in administrative costs as we continued to streamline operations after our merger with Variagenics in January 2003 largely offset by significantly increased research and development spending on our development stage drug candidates, and the advancement of our preclinical research programs.

As of September 30, 2004, Nuvelo had approximately $70.7 million in cash, cash equivalents and short-term investments compared to approximately $34.2 million at December 31, 2003. We anticipate an increase in our cash burn rate in the fourth quarter of 2004 as we have paid approximately $8.5 million to Amgen, primarily related to the mutually agreed upon reimbursement of Amgen’s costs for the manufacture of alfimeprase, and have incurred approximately $2.3 million of expenses associated with Phase 3 alfimeprase trial costs.

“In the third quarter, the Company achieved significant corporate, clinical and research milestones culminating in the presentation of Phase 2 data on our lead product candidate,

alfimeprase, a novel acting thrombolytic for potential use in patients with acute peripheral arterial occlusion (PAO),” said Dr. Ted W. Love, president and chief executive officer of Nuvelo. “As we move into the fourth quarter, we have gained exclusive worldwide rights to alfimeprase and are now preparing for the initiation of a Phase 3 program for alfimeprase in acute PAO in the first quarter of 2005. In addition, we are looking forward to presenting the full Phase 2 data set for alfimeprase in catheter occlusion at the American Society of Hematology Annual Meeting this December. Clinical programs comprising the rest of our promising late-stage cardiovascular franchise, including ARC183 and rNAPc2, continue to make excellent progress as well.”

Recent Corporate Accomplishments

—Gained worldwide rights from Amgen to develop and commercialize alfimeprase in exchange for payment of previously negotiated development milestones and royalties.

—Presented full Phase 2 clinical trial results at the Transcatheter Cardiovascular Therapeutics (TCT) Scientific Symposium showing that alfimeprase has the potential to treat acute PAO, also known as “leg attack,” by restoring blood flow to patients within four hours of initiation of dosing. In the trial, alfimeprase showed potential for thrombolysis (breaking up of a blood clot) at rates of up to 76% and restoration of arterial flow at rates of up to 60%, based on intention to treat analysis.

—Held an end of Phase 2 meeting with the Food and Drug Administration (FDA) and based on these recent discussions, Nuvelo is finalizing the design of and preparing to initiate a multi-national, randomized, double-blind, placebo-controlled Phase 3 clinical program to determine the efficacy and safety of alfimeprase for the treatment of patients with acute PAO. We expect this program to begin in the first quarter of 2005.

—Completed a Phase 2 alfimeprase trial in patients with occluded central venous catheters. It is estimated that about five million catheters are placed in patients each year in the U.S., of which approximately 20-25% become occluded.

—Recently held the rNAPc2 Summit which brought together 12 internationally acclaimed experts representing the fields of cardiovascular medicine, oncology, hematology, pathology and basic science research, to gather insight into the various additional clinical pathways for rNAPc2.

—Initiated a Phase 1 trial for thrombin inhibitor, ARC183, an anti-thrombin aptamer that is being developed as an anticoagulant/anti-thrombotic for potential use in coronary artery bypass graft (CABG) surgery.

—Extended and expanded a research and development collaboration with the Pharmaceutical Division of Kirin Brewery Co., Ltd. to discover promising therapeutics.

Expanded Senior Management Team and Board of Directors

—Appointed Dr. Michael Levy as senior vice president of research and development.

—Appointed Lee Bendekgey as senior vice president, chief financial officer and general counsel and promoted Gary Titus to vice president of finance and chief accounting officer.

—Appointed Simon Allen as vice president of corporate and business development.

—Appointed Dr. Burton Sobel, who currently serves as an E.L. Amidon professor and chair of the department of medicine, professor of biochemistry and director of the Cardiovascular Center at the University of Vermont and Fletcher Allen Health Care, to Nuvelo’s board of directors.

Conference Call Information

Nuvelo had originally planned to hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The information we anticipated communicating on today’s call was previously discussed on the Company’s conference call which was held on Monday, November 1, 2004, in which we discussed the Phase 3 program for our lead product candidate, alfimeprase, as well as our acquisition of worldwide rights to alfimeprase. As a result, there will not be a call today.

A telephone replay of the November 1, 2004 conference call is available through Sunday, November 14, 2004 at 11:59 p.m. To access the replay, please dial 800/839-5634 for domestic callers and 402/220-2560 for international callers.

In addition, the replay of this call is available via webcast by CCBN and can be accessed via the Investor Relations section of Nuvelo’s Web site at www.nuvelo.com.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Upcoming Events

Dr. Ted W. Love, president and CEO will be presenting at the CIBC World Markets Fifteenth Annual Healthcare Conference in New York City, on Wednesday, November 10, 2004 at 10:30 a.m. Eastern Time.

Dr. Love will provide a brief corporate overview, clinical updates and near-term milestones. A live audio webcast of the presentation will be available online via the Investor Relations portion of Nuvelo’s Web site at www.nuvelo.com or http://www.veracast.com/webcasts/cibcwm/healthcare04/43306342.cfm.

About Nuvelo

Nuvelo, Inc. is engaged in the discovery, development and commercialization of life improving therapeutics for the treatment of human disease. Nuvelo’s lead product candidate, alfimeprase, recently completed two Phase 2 trials in acute peripheral arterial occlusion and catheter occlusion. Additional programs include cardiovascular product candidates ARC183 and rNAPc2 and drug discovery focused on antibody targets and secreted proteins.

Information about Nuvelo is available at our Web site at www.nuvelo.com or by phoning 408-215-4000.

This press release contains “forward-looking statements” regarding our anticipated use of cash in the fourth quarter of 2004, and the timing and progress of the Company’s clinical stage and internal research programs which statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on our management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward- looking statements as a result of many factors, including, without limitation, uncertainties relating to drug discovery; clinical development processes, enrollment rates for patients in our clinical trials; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; and uncertainties relating to patent protection; uncertainties relating to our ability to obtain funding. The Biologics License Application (BLA) for alfimeprase may never be filed, or, if filed, many never win FDA approval. These and other factors are identified and described in more detail in Nuvelo filings with the SEC, including without limitation Nuvelo’s recent Form 8-K filing of November 4, 2004, annual report on Form 10-K for the year ended December 31, 2003 and subsequent quarterly reports on Form 10-Q. We disclaim any intent or obligation to update these forward-looking statements.

NUVELO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Contract Revenue:	666	262	2,219	1,940

Operating expense:
Research and development	8,746	8,348	34,845	26,421
General and administrative	2,768	2,861	6,667	14,384
(Gain) / loss on sale of fixed assets	—	(350)	(25)	1,212

Total operating expenses	11,514	10,859	41,487	42,017

Loss from operations	(10,848)	(10,597)	(39,268)	(40,077)

Realized gain on investment	—	—	—	40
Interest expense, net	(21)	(310)	(239)	(760)

Net loss	(10,869)	(10,907)	(39,507)	(40,797)

Basic and diluted net loss per share	(0.34)	(0.51)	(1.30)	(2.08)

Weighted average shares used in computing basic and diluted net loss per share	31,999	21,320	30,427	19,656

CONDENSED CONSOLIDATED BALANCE SHEET

AND OTHER DATA

(in thousands)

(unaudited)

	September 30, 2004	December 31, 2003
Cash, cash equivalents and short term investments	$70,671	$34,189
Restricted cash	192	501
Total assets	100,339	57,809
Noncurrent portion of capital leases	157	1,079
Notes payable - long term	4,000	6,600
Accumulated deficit	(243,066)	(203,559)
Total stockholders’ equity	$58,516	$22,701

Vascular surgery, angioplasty and off-label use of thrombolytics are established initial treatments for leg attack. These plasminogen activator type thrombolytic agents may require a prolonged infusion of 24 to 36 hours in patients with leg attack. There are currently no approved, widely used products on the market to treat leg attack. With the limited treatment options currently available, alfimeprase has received orphan drug designation for leg attack.

About Alfimeprase

Alfimeprase is an enzyme produced by recombinant DNA technology. It is a thrombolytic agent or blood clot dissolver that is intended to directly degrade fibrin when delivered through a catheter at the site of a blood clot. Thrombolytics currently on the market such as Abbokinase® or Activase® are plasminogen activators which rely on the plasminogen system to degrade fibrin. The activity of plasminogen activators is impacted by the amount of plasminogen found in the blood clot and may require prolonged infusions when dissolving very large clots such as those found in patients with acute PAO. Alfimeprase directly degrades fibrin, producing a rapid dissolution of blood clots. In preclinical and clinical studies, alfimeprase has been shown to have the ability to degrade large arterial clots within four hours of initiation of dosing. In addition, alfimeprase possesses a unique mechanism of action. Preliminary testing suggests that its lytic activity is localized to the site of delivery. Alfimeprase is inhibited within seconds of moving away from the clot and into the general circulation by alpha-2 macroglobulin, a naturally occurring protein in our blood. This clearance mechanism helps focus the thrombolytic activity to the site of delivery and in preclinical and clinical testing, appears to minimize bleeding side effects.

Conference Call Details

Nuvelo will hold a conference call to discuss the conversion of its alfimeprase development and commercialization agreement with Amgen to a licensing agreement and to also discuss the results of its recent meeting with the FDA about the design of the Phase 3 alfimeprase program. The call will take place today, November 1, 2004 at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time).

To participate in the conference call, please dial 800/795-1259 for domestic callers and 785/832-0326 for international callers, and reference conference ID, 7Nuvelo. A telephone replay of the conference call will be available through Sunday, November 14, 2004 at 11:59 p.m. Eastern Time. To access the replay, please dial 800/839-5634 for domestic callers and 402/220-2560 for international callers.

In addition, this call is being webcast by CCBN and can be accessed via the Investor Relations section of Nuvelo’s Web site at www.nuvelo.com. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

675 Almanor Avenue, Sunnyvale, CA 94085      tel: 408/215-4000      fax: 408/524-4001      www.nuvelo.com

About Nuvelo

Nuvelo, Inc. is engaged in the discovery, development and commercialization of life improving therapeutics for the treatment of human disease. Nuvelo’s lead product candidate, alfimeprase, recently completed two Phase 2 trials in acute peripheral arterial occlusion and catheter occlusion. Additional programs include cardiovascular product candidates ARC183 and rNAPc2 and drug discovery focused on antibody targets and secreted proteins.

Information about Nuvelo is available at our Web site at www.nuvelo.com or by phoning 408-215-4000.

This press release contains “forward-looking statements” regarding the potential clinical benefits of alfimeprase for the treatment of acute PAO and catheter occlusion and the development and commercialization of Nuvelo’s potential therapeutic products, such as alfimeprase. Such statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on our management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, uncertainties relating to drug discovery; clinical development processes; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection; and uncertainties relating to our ability to obtain substantial additional funds required for progress in drug discovery and development. The Biologics License Application (BLA) for alfimeprase may never be filed, or, if filed, many never win FDA approval. These and other factors are identified and described in more detail in Nuvelo filings with the SEC, including without limitation Nuvelo’s annual report on Form 10-K for the year ended December 31, 2003 and subsequent quarterly reports on Form 10-Q. We disclaim any intent or obligation to update these forward-looking statements.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Nuvelo, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

The information in these news pages should not be deemed accurate or current except as of the date of the particular press release or posting. Nuvelo has no intention of updating and specifically disclaims any duty to update the information in the press releases, and you should carefully check the date of each release. You should also read the complete legal notice for this website.

675 Almanor Avenue, Sunnyvale, CA 94085      tel: 408/215-4000      fax: 408/524-4001      www.nuvelo.com

Created by 10KWizard Technology      www.10KWizard.com